Exhibit 10.2

AMENDMENT NO. 1
TO THE
SECOND

AMENDED AND RESTATED
SHARE PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of June 15, 2023 by and among SURF AIR GLOBAL LTD., a company limited by shares formed under the laws of the British Virgin Islands and having BVI Co. No. 1915770 and a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”), on the one hand, and GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”) and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”), on the other hand, to amend that certain SECOND AMENDED AND RESTATED SHARE PURCHASE AGREEMENT, dated as of February 8, 2023, between the Company, Purchaser and GYBL (as it may be further amended from time to time, the “Purchase Agreement”). Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning assigned to such term in the Purchase Agreement.

WHEREAS, Section 9.03 of the Purchase Agreement provides for the amendment of the Purchase Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto do hereby agree as follows:

ARTICLE I

AMENDMENTS TO PURCHASE AGREEMENT

Section 1.01 Amendments to Purchase Agreement. The Purchase Agreement shall be amended as follows:

(a) Section 1.01(p) is amended to change the definition of “First Draw Down Date” to mean a date determined by the Company that is no later than the 5th Trading Day after the satisfaction of the conditions set forth in Section 5.04 (but no earlier than the 30th calendar day following the First Trading Day),

(b) Section 2.01(b) of the Purchase Agreement shall be deleted and replaced in its entirety with the following:

(c) (b)(i) “In addition to any Shares purchased by the Purchaser pursuant to any Draw Down Notice, upon the terms and subject to the conditions of this Agreement, on the Public Listing Date, the Company shall sell, assign, transfer and convey to Purchaser, free and clear of all Liens, and Purchaser shall purchase and acquire from the Company, an amount of Common Shares equal to 1,300,000 duly authorized, validly issued, fully paid and non-assessable Common Shares outstanding (the “Commitment Shares”), for a purchase price of $0.01 per Common Share (the “Equity Purchase Price”).

(d) (ii) The Company agrees that it will cause the registration statement on Form S-1 and Form S-4 under the Securities Act to be filed by the Company with the Commission with respect to the registration of Common Shares in advance of the Public Listing Date to include the Commitment Shares. The Company shall cause such registration statement to be filed and seek that it be declared effective.

(e) All references to the “Purchased Shares” contained in the Purchase Agreement other than those in Article III and Article IV shall be deleted. All references to the “Purchased Shares” contained in Article III and Article IV of the Purchase Agreement shall be deleted and replaced with “Commitment Shares”.

ARTICLE II

MISCELLANEOUS

Section 2.01 No Further Amendment. The Purchase Agreement is not modified except as explicitly set forth in this Amendment.

Section 2.02 Effect of Amendment. This Amendment shall form a part of the Purchase Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Purchase Agreement shall be deemed a reference to the Purchase Agreement as amended hereby.

Section 2.03 Governing Law. This Amendment shall be governed by the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.

Section 2.04 Severability. The provisions of this Amendment are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Amendment, and this Amendment shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 2.05 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

Section 2.06 Headings. The article, section and subsection headings in this Amendment are for convenience only and shall not constitute a part of this Amendment for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SURF AIR GLOBAL LTD.

By	/s/ Sudhin Shahani
	Name:	Sudhin Shahani
	Title:	Chief Executive Officer

GEM GLOBAL YIELD LLC SCS

By	/s/ Christopher F. Brown
	Name:	Christopher F. Brown
	Title:	Manager

GEM YIELD BAHAMAS LTD.

By	/s/ Christopher F. Brown
	Name:	Christopher F. Brown
	Title:	Manager

[Signature Page to Amendment No. 1 to the Amended and Restated Share Purchase Agreement]

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